                                                                   EXHIBIT 10.14


                            ASSET PURCHASE AGREEMENT



                                 By and Between



                           GED GAS SERVICES, L.L.C.,
                               Unit Corporation,
 Kevin J.  Sullivan, as Trustee of the Karen S.  Sullivan Trust dated June 9,
                           1992, Robert L.  Bayless,
                                Bill A.  Queen,
                              Burt B.  Holmes, and
                                  Kent Bogart



                                      and



                           GED ENERGY SERVICES, INC.



                                      and



                           INTERCOAST ENERGY COMPANY

                                     INDEX

                                                                         Page
                                                                         ----

     Section 1     Definitions                                             2

     Section 2     Sale and Assignment of Assets                           4

     Section 3     Purchase Price                                          5

     Section 4     Taxes, Fees and Expenses                                8

     Section 5     Effective Date                                          9

     Section 6     Representations and Warranties of Seller and Members   10

     Section 7     Representations and Warranties of Buyer                13

     Section 8     Business Between Date of this Agreement and Closing    14

     Section 9     Covenants of Seller and Members and Buyer              15

     Section 10    Actions at Closing                                     15

     Section 11    Further Assurances                                     16

     Section 12    Indemnification                                        17

     Section 13    Notice, Defense and Payment                            18

     Section 14    Survival of Representations, Covenants and Agreements  19

     Section 15    Employees                                              19

     Section 16    Conditions Precedent                                   20

     Section 17    Third Party Beneficiaries                              22

     Section 18    Miscellaneous                                          23

     Section 19    Announcements                                          26

     Section 20    Seller and Members' Obligations after the Closing      27

     This Asset Purchase Agreement (the "Agreement") is entered into this 15th day of December 1995, by and among GED Gas Services, L.L.C. an Oklahoma Limited Liability Company ("GED"), Unit Corporation, Kevin J. Sullivan, as Trustee of the Karen S. Sullivan Trust dated June 9, 1992, Robert L. Bayless, Bill A. Queen, Burt B. Holmes and Kent Bogart and GED Energy Services, Inc., a Delaware Corporation, and InterCoast Energy Company, a Delaware Corporation.

                                   WITNESSETH


     WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions in this Agreement substantially all of the Assets and business of Seller's wholesale gas marketing enterprise.


     NOW, THEREFORE, in consideration of the premise and the respective covenants, agreements, representations and warranties contained herein, the parties hereby agree as follows:

                                   Section 1
                                   ---------

                                  DEFINITIONS

     1.01   Definitions.  The terms defined in this Section 1 shall for all
            -----------
purposes of this Agreement, have the meanings herein specified:

     (a) "Affiliate" means any person directly or indirectly controlling or controlled by, or under common control with, a Party hereto.

     (b)    "Agreement" means this Asset Purchase Agreement.

     (c)    "Assets" means the following:
                1. the rights of the Seller pursuant to the contracts listed in
                   Exhibit A (the "Contracts");
                2. the physical assets reflected on Exhibit B (the "Physical
                   Assets");
                3. the office supplies and software located in GED's Tulsa office ("Office Supplies");
                4. the  rights of the Seller pursuant to leases set forth in
                   Exhibit C (the "Leases");
                5. the intangible property consisting of all trade names,
                   trademarks, service marks, copyrights, patents, patent rights, licenses, trade secrets, technical know-how developed and/or used by GED which is not otherwise information and/or processes within the public domain, goodwill and other intangibles including without limitation tort or insurance proceeds arising out of any damage, destruction or impairment of any Assets between the Effective Date and the Closing (the "Intangible Property");

                6. the name "GED Gas Services" and any variation thereof;
                   provided however that Buyer agrees to allow Seller to retain use of the name of GED Gas Services, L.L.C. until such reasonable time as it can change its name with the Oklahoma Secretary of State's Office;

                7. Without limitation all books and records related to the
                   Assets ("Books and Records").

                8. For purposes of this Agreement Assets shall not include any real property, unless the Parties subsequently enter into a separate Schedule identifying the real property separately from all other Physical Assets.

                9. Assets shall not include the Akers Gas Gathering System and the Butler Gas Gathering System.

     (d)  "Buyer" means GED Energy Services, Inc.

     (e) "Closing" means the closing of the transactions contemplated by this Agreement at GED's Tulsa, Oklahoma office located at 7666 East 61st Street, on December 15, 1995, or such other place, time or date as the Parties may mutually agree upon.

     (f)  "Company Documents" means the Articles of Organization.

     (g)  "Effective Date" means 12:01 AM Central Time, November 1, 1995.

     (h) "Employees" means all persons who are employed by GED at any time from its formation on March 31, 1995, until Closing. Former Employees includes all persons who were employed by GED at any time prior to the Effective Date.

     (i)  "GED" means GED Gas Services,  L.L.C.

     (j) "Members" means Unit Corporation, Kevin J. Sullivan, as Trustee of the Karen S. Sullivan Trust dated June 9, 1992, Robert L. Bayless,

            Bill A. Queen, Burt B. Holmes and Kent Bogart . Individually any of the Members shall be referred to as a Member.

     (k) "Parties" means Buyer, GED, and Members, and "Party" means either Buyer, GED, Member(s), or Seller, as the context requires.

     (l)    "Seller" means GED.

     (m) "Taxes" means any tax, license, governmental charge or fee, withholding or an assessment of any other nature, including without limitation income, excise, property and sale taxes imposed by any federal, state or local government, agency or taxing authority thereof and any interest, penalty or addition to the tax relating thereto.

                                   Section 2
                                   ---------

                         SALE AND ASSIGNMENT OF ASSETS

     2.01 On the Closing, Seller agrees to sell, transfer, assign, convey and deliver the Assets to Buyer, and Buyer agrees to purchase, accept and acquire the Assets from Seller, in each case free and clear of any and all liens, security interests, claims or encumbrances of every kind ("Encumbrances") for the price and on the terms and conditions hereinafter set forth.

     2.02 Seller will effect such transfer of the Assets by a Bill of Sale and Assignment substantially in the form as set out in Exhibit 2.02.

     2.03 In the event that Seller owns or has rights with respect to contracts not listed in Exhibit A, physical assets not listed in Exhibit B, or leases not listed in Exhibit C, Seller unconditionally grants to Buyer the right, but not the obligation to take ownership or assignment of such contracts, physical assets, or leases without the payment of any additional consideration to Seller ("Other Assets"). Whenever Buyer exercises such right, all provisions of this Agreement applicable to Assets shall be equally applicable to
Other Assets.   The Akers Gas Gathering System and the Butler Gas Gathering
System shall not be considered as Other Assets.

     2.04 If the consents, approvals and waivers necessary for the assignment or assumption of any Contract or Lease are not obtained by Seller, then, from and after the Closing, Buyer will perform such Contract or Lease on behalf of Seller, and Seller will provide to Buyer the benefits of such Contract or Lease, and enforce at the request and expense of the Buyer, for the account of the Buyer, any rights of the Seller arising from such Contract or Lease (including without limitation the right to elect to terminate in accordance with the terms thereof upon the advice of the Buyer).

     2.05 As of the Closing and subject to the terms and conditions of this Agreement, Buyer agrees to assume and to satisfy, perform and be liable for Seller's executory liabilities, covenants, duties and obligations arising from or relating to the Contracts or Leases and which arise from or out of an event , action or inaction after the Closing provided, however, that Buyer will be obligated only for those Contracts and Leases from which it is permitted to receive the benefits from pursuant to this Agreement. Buyer specifically assumes the Revenue Suspense as shown in the Allocation of Purchase Price and agrees to pay producers on a timely basis.

     2.06 Buyer shall be permitted to sublet Seller's current office space until at least January 1, 1997, from R.M. Management Company at the same monthly rate as in effect on November 1, 1995.

                                   Section 3
                                   ---------

                                 PURCHASE PRICE

     3.01 The Purchase Price shall be $1,825,000. The $1,825,000 payment is inclusive of all Taxes. At least five business days prior to Closing Buyer and Seller and Members shall agree upon Schedules showing the breakdown of the Purchase Price between payment to Seller and the portion of the Purchase Price, if any, attributable to Taxes, as well as an allocation of Purchase Price to the various categories of Assets. The Purchase Price shall be subject to adjustment as provided elsewhere in this Agreement.

     3.02 On the day of Closing, Buyer shall pay to Seller the Purchase Price less the amount in Escrow as defined below.

     3.03 In the event Seller engages in any transaction that is not within the ordinary course of business between the Effective Date and the Closing Date, Buyer at its option may commence a renegotiation of the Purchase Price. In the event that the Buyer and Seller are unable to agree on an adjustment to the Purchase Price, then Buyer shall be under no obligation to proceed with the purchase of Assets and this Agreement shall terminate.

     3.04 In the event that Seller's financial results for the month of November results in net negative income (i.e a loss) the Purchase Price shall be downward adjusted by $150,000 as part of the Post Closing Settlement.

     3.05 As security for the Seller's and Members's indemnities or other agreements contained in this Agreement, but without limitation on Seller's and Members's liabilities under this Agreement, Buyer shall place $100,000 of the Purchase Price into an escrow account to be administered by Norwest Bank ("Escrow").

There shall be a Post Closing settlement ("the Post Closing Settlement") on a day which is 15 days after Buyer and Seller close their respective books for 1995, but in no event later than 120 days after the Effective Date.

At the Post Closing, the cash settlement paid by Buyer to Seller at Closing will be adjusted and paid as follows:

     (a) for any inaccuracies in the October 31, 1995 financial statements;

     (b) for any expenses incurred by Seller that were not reflected in the cash settlement at Closing and are attributable to business on or after the Effective Date;

     (c) for any expenses incurred by Buyer that were not reflected in the cash settlement at Closing and are attributable to business before the Effective Date;

     (d) for any revenues received by Seller and attributable to business on or after the Effective Date that were not reflected in the cash settlement at Closing;

     (e) for any revenues received by Buyer and attributable to business before the Effective Date that were not reflected in the cash settlement at Closing;

     (f) for any futures accounts related expenses or revenues that were not properly reflected in the cash settlement at Closing to make futures activities tie into physical transactions consistent with Paragraph 3.07 of this Agreement.

     (g) for any claims by Buyer resulting from breaches by Seller of any misrepresentation or warranty under this Agreement; and

     (h) any other adjustment authorized under this Agreement.

In this regard, attached hereto as Exhibit "F" and made a part hereof is a Post Closing Adjustment Schedule that will be used as the basis for determing the Post Closing Settlement Amount, if any.

Prior to the Post Closing Settlement, Buyer shall present to Seller and Members an itemized list describing each item for which it proposes an adjustment to the Purchase Price. If Seller and Members have any objection to any proposed adjustment, Seller and Members shall notify Buyer within 10 days after receipt of the itemized list from Buyer, as to the basis for such objection(s). Until such time as the Parties resolve any objection(s) there shall be no payment out of the Escrow for that item. Any net remaining amount in Escrow that is not subject to dispute shall be paid to Seller at the Post Closing Settlement. If necessary, a final non-appealable judicial determination shall be considered as a resolution of an objection(s). At such time as the Parties resolve such objection(s) any remaining net amount in escrow shall be distributed to the Buyer and/or Seller in accordance with the adjustments. Interest accrued during the time in which money is held in Escrow shall be distributed on a pro rata basis to the Party(s) receiving the proceeds from the Escrow account. Claims by Buyer resulting from breaches by Seller or Members of any representation, warranty, or violation of any other term and condition in this Agreement shall be a basis to make an adjustment. Reasonable Escrow expenses shall be shared equally.

Nothing in this Section shall be construed as limiting the liability of the Seller and Members under this Agreement to the amount of the Escrow under this Section, nor shall that amount be considered as liquidated damages for any breach under this Agreement.

     3.06 At the Closing the Buyer shall pay to the Seller the cash settlement for the Purchase Price of $1,825,000, as adjusted, as set forth in the Schedule entitled, "Allocation of Purchase Price."

     3.07 At the Closing, Seller shall transfer its open commodity futures contracts to an account designated by Buyer, and Buyer shall deposit the necessary margin funds, if any, required to maintain the account. The account is designated "REFCO" on Seller's October 31, 1995, Balance Sheet. All activity in the REFCO account reflects futures transactions done to hedge physical transactions. Accordingly, rights and responsibilities with respect to the balance in the account, cash taken out of the account, and contracts in the account shall be allocated consistent with the rights and responsibilities of Buyer and Seller with respect to the Assets as described in Section 5 below.

     3.08 Part of the assets being transferred hereunder consists of two contracts with U.S. Gas Services, Inc., specifically identified as follows (the "Contracts").

            (a) ONG $2.07/MMBTU
            (b) ANR SE $2.50/MMBTU

In regard to these Contracts only, Buyer shall be entitled to the first three cents ($.03) profit margin on these Contracts from and after the Effective Date. Seller shall be entitled to all profit margin in these Contracts in excess of three cents ($.03) from and after the Effective Date and continuing for a period of one (1) year. Notwithstanding the one (1) year limitation on such allocation of the profit margin, the allocation of the profit margin in excess of three cents ($.03) to Seller shall terminate sooner if the total volume delivered under said Contract reaches 285,000 MMBTU or the total margin attributable to Seller is $90,000, whichever comes first.

     Buyer shall remit to Seller its share of the profit margin on a monthly basis. For purposes of the paragraph, profit margin shall be defined as follows:

     A. CASH PROFIT MARGIN shall be the difference between the contract sales price ($2.07 and $2.50/MMBTU respectfully) and the purchase price.

            The purchase price for ONG shall be the index price as posted by the publication "Inside F.E.R.C." for ONG for the applicable month.

            The purchase price for ANR shall be the actual cost of the gas delivered to the delivery point which is the interconnect between ANR SE and Ohio Valley Gas Corp.

     B.     HEDGE PROFIT MARGIN shall be the difference between the hedge buy
     (long) price and the hedge sales (short) position. The long hedge positions relating to those contracts are as follows:

     December - NA -, January - $2,011, February - $1,962, March - $1,823, April -$1,756, May - $1,735, June - $1,731, July - $1,721, August - $1,726,
     September - $1,735, October - $1.76, November - $1,836

     The sales hedge position will be the NYMEX settlement price for the applicable month.

     C. The total profit margin relating to those contracts will be the sum of the cash profit and the hedge profit.

     D. The gross profit relating to those contracts will be the total profit margin multiplied times the sale revenue relating to those contracts.

                                   Section 4
                                   ---------

                            TAXES, FEES AND EXPENSES

     4.01 Prior to Closing Buyer, Members and Seller shall jointly agree upon a breakdown of the Purchase Price itemizing any and all Taxes that may be
payable to third parties including all governmental authorities.   To the extent
that it is later determined that there is any other Tax owed arising from the acquisition and assignment of Assets from Seller to Buyer, Seller and Members shall either pay such Tax directly to the appropriate authority or reimburse Buyer for such payment within 10 days of receiving written notice from Buyer; provided, however, that Buyer shall not pay any Tax without approval by Seller and Members unless withholding such payment will adversely affect Buyer.

     4.02 Any income tax liability arising as a result of the Purchase Price (specifically including the state and federal income tax of Seller and Members) shall be the sole responsibility of the Party incurring the same.

     4.03 Seller and Members shall retain the right to protest any request for payment by a taxing authority. Should Seller file a protest, it shall first indemnify the

Buyer against any and all interest, penalties, or other losses of whatever nature that may impact Buyer as a result of Seller's protest.

                                   Section 5
                                   ---------

                                 EFFECTIVE DATE
                                 --------------

     5.01 In addition to the liabilities addressed in Section 2.05, as of the Closing, Buyer will assume the following, and only the following, liabilities and obligations of Seller for the period between the Effective Date and Closing: all executory obligations or liabilities related to the Contracts and Leases on or after the Effective Date provided, however, that Buyer will be obligated only to the extent that (a) Buyer receives the benefits of such Contracts and Leases, and (b) the Contracts and Leases have been utilized in the ordinary course of business by Seller.

     5.02 All operating and other costs, expenses and charges directly or indirectly attributable to the Contracts and Leases and incurred prior to the Effective Date shall be the responsibility and obligation of Seller (and, to the extent provided by law or contract, the Members) whether paid by Seller or Buyer before or after the Closing provided, however, that Buyer shall not pay any such expense without approval by Seller unless withholding such payment will adversely affect Buyer. Seller and Members shall be entitled to all contract rights, claims, penalties, receivables, revenues, accounting adjustments, or other claims of any nature relating to the Contracts and Leases prior to the Effective Date whether paid to Seller or Buyer before or after the Closing.

     5.03 Prepaid expenses incurred in the ordinary course of business shall be purchased by and shall inure to the benefit of the Buyer as of the Effective Date at a total cost not to exceed $35,500.

     5.04 All gas production or transportation related imbalances, deficiencies or adjustments incurred prior to the Effective Date shall be the responsibility of Seller and Members. All gas production or transportation related imbalances, deficiencies or adjustments incurred after the Effective Date shall be the responsibility of Buyer. At such time as Buyer has completed identification of gas production or transportation related imbalances, deficiencies or adjustments it shall notify Seller and Members for the purposes of making a proper adjustment to the Purchase Price. Such adjustment shall be based upon any changes to the imbalances that were not reflected in the October 31, 1995 Financials.

     5.05 To facilitate any necessary adjustment to the Purchase Price, Seller shall prepare complete financial statements for the period ending October 31, 1995, prior to Closing attached hereto as Exhibit D. In the event that any assets and liabilities or revenues and expenses are later identified pertaining to Seller's business activities which took place on or prior to October 31, 1995, and which were not reflected on the

October 31, 1995 financial statements, such items shall form a basis for an adjustment to the Purchase Price.

     5.06 Notwithstanding anything else in this Agreement to the contrary, Seller and Members shall be solely responsible for all bonus payments resulting from Seller's operations prior to the Effective Date, regardless whether such bonus payments are made before or after the Effective Date. Buyer assumes no responsibility for bonus payments attributable to performance prior to the Effective Date.

     5.07 Notwithstanding anything else in this Agreement to the contrary, Buyer shall be under no obligation to be financially or legally responsible for any new agreement taking place on or after the Effective Date between GED and an Affiliate, without Buyer's written consent.

     5.08 Notwithstanding anything else in this Agreement to the contrary, Buyer shall be under no obligation to be financially or legally responsible for any increase in salary or benefits that takes place on or after the Effective Date, unless Seller can demonstrate to Buyer's satisfaction that such increases are in the ordinary course of business.

                                   Section 6
                                   ---------

              REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS

     The Seller and Members represent and warrant to the Buyer the following:

     6.01 Seller is an Oklahoma limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full power and authority to own its properties, to conduct its business, and to enter into this Agreement.

     6.02 Seller and Members have full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transaction contemplated hereby in the manner herein provided. The execution and delivery of this Agreement by Seller and Members and the consummation and performance of the transaction contemplated hereby in the manner herein provided have been duly and validly authorized by all necessary legal actions, and this Agreement, assuming due execution by Buyer, constitutes the legal, valid and binding obligation of Seller and Members, enforceable against them in accordance with its terms. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provisions of any agreement or document to which Seller or Members is a party or by which Seller or Members is or are bound.

     6.03 To the best of Seller's and Members' knowledge and belief neither the execution and delivery of this Agreement by Seller and Members nor the consummation and performance of the transaction contemplated hereby in the manner herein provided (i) requires the approval, consent or authorization of, filing with, or notice to, any federal, state, local or other governmental agency or body or any other third party, or (ii) conflicts, or will conflict, with or results, or will results, in the breach or violation of any term or provision of, constitutes, or will constitute, a default under, causes, or will cause, the acceleration of any payments pursuant to, or otherwise impairs, or will impair, the good standing, validity or effectiveness of (A) the Company Documents of Seller in effect on the date hereof and at the time of the Closing,
(B) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which Seller or Members on the date hereof and immediately prior to Closing, is a party or by which any of them or any of their respective assets or properties, on the date hereof and immediately prior to Closing, is bound, or (C) any law, judgment, order, writ, injunction, decree, award, rule or regulation in effect at Closing of any court, arbitrator or governmental agency or body.

     6.04 Except as provided for in Section 2.04, Seller will have as of the Closing good and marketable title to and possession and control of the Assets used or usable in its business, free and clear of Encumbrances. To the best of Seller's and Members' knowledge and belief the Assets used by Seller in the conduct of its business are in good repair and operating condition, ordinary wear and tear excepted, and are and will be on Closing usable in the ordinary course of business.

     6.05 Since November 1, 1995, Seller has conducted its business in the ordinary course and there have not been any changes in the condition of the Assets or the business prospects of Seller other than changes in the ordinary course of business which in the aggregate have not been materially adverse.

     6.06 Seller maintains liability and casualty insurance, or self insures itself or through its Members, in such amounts with such coverages and deductibles with respect to its business, operations, assets and properties which in its reasonable business judgment are sufficient.

     6.07 There is no uncured event of default by Seller or Members which has occurred under any agreement or document which would affect title to or ownership of the Assets.

     6.08 To the best of Seller's and Members' knowledge and belief no material information affecting the Assets and rights related thereto, has been or will be withheld from Buyer.

     6.09 No representation or warranty by Seller and Members in this Agreement or in any Schedule, Exhibit, certificate or document furnished or to be furnished to Buyer pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state such a material fact necessary to make the statements contained therein not misleading.

     6.10 To the best of Seller's and Members' knowledge and belief there are no legal, administrative or arbitral actions, suits or proceedings ("Legal Proceedings") pending against and adversely affecting the Assets or Seller in the conduct of its business. There are no Legal Proceedings threatened, and no investigations pending or threatened, against or affecting the Assets or Seller in the conduct of its business, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the operations of Seller or its ability to conduct its operations in the manner and to the extent heretofore conducted. Seller is not subject to or in default with respect to any indictment, judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental agency or body. Seller and Members have no knowledge of any actions which are threatened against or affecting the Assets or Seller; and Seller and Members are not aware of any existing grounds on which any such action, suit or proceeding might be brought.

     6.11 To the best of Seller's and Members' knowledge and belief all taxes, rents, operating costs and other costs and expenses related to the Assets which were due prior to the Effective Date have been paid prior to the Effective Date.

     6.12 To the best of Seller's and Members' knowledge and belief all taxes, rents, operating costs and other costs and expenses related to the Assets which are due prior to Closing have been or will be paid prior to Closing.

     6.13 To the best of the Seller's and Members' knowledge and belief all purchasers of gas from or attributable to the Assets are currently paying Seller the full amount as required by the Contracts.

     6.14 To the best of its knowledge and belief Seller has prepared a statement accurately identifying all known gas production or transportation related imbalances, deficiencies or adjustments incurred prior to the Effective Date (Exhibit E).

     6.15 Seller has disclosed each and every one of its derivative transactions to Buyer's Accountant, Arthur Andersen.

     6.16 To the best of Seller's knowledge and belief all Seller's Financial Statements are, and when prepared, will be true and complete in all material respects and have been prepared in accordance with GAAP consistently applied.

     6.17 To the best of Seller and Members's knowledge and belief Seller has complied with all applicable federal, state, and local laws and regulations.

                                 Section 7
                                 ---------

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Seller and Members the  following:

     7.01 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     7.02 Buyer has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transaction contemplated hereby in the manner herein provided. The execution and delivery of this Agreement by Buyer and the consummation and performance of the transaction contemplated hereby in the manner herein provided have been fully and validly authorized by all necessary corporate action (including approval of Buyer's Board of Directors), and this Agreement, assuming due execution by Seller and Members, constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     7.03 Neither the execution and delivery of this Agreement by Buyer nor the consummation and performance of the transaction contemplated hereby in the manner herein provided (i) requires the approval, consent or authorization of, filing with, or notice to, any federal, state, local or other governmental agency or body, or (ii) conflicts, or will conflict with, or results, or will result, in the breach or violation of any term or provision of, constitutes, or will constitute, a default under, causes, or will cause, the acceleration of any payment pursuant to, or otherwise impairs, or will impair, the good standing, validity or effectiveness of (A) the Company Documents of Buyer, (B) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which Buyer is a party or by which it or its assets or properties on the date hereof and immediately prior to Closing, is bound, or (C) any law, judgment, order, writ, injunction, decree, award, rule or regulation in effect at Closing of any court, arbitrator or governmental agency or body.

     7.04 Buyer has been given full access to Seller's Books and Records as well as Seller's Employees.

     7.05 To the best of its knowledge and belief Buyer has been given all material information it has requested.

     7.06 Buyer has been given a fair opportunity to complete its due diligence review.

                                   Section 8
                                   ---------

              BUSINESS BETWEEN DATE OF THIS AGREEMENT AND CLOSING

During the period between the date of this Agreement and the Closing Date:

     8.01 Seller shall conduct the business pending Closing in the ordinary course consistent with past practice unless otherwise provided by this Agreement. Seller may acquire or dispose of Assets in the ordinary course of business. From the date of this Agreement until the Closing, Seller shall, in all material respects, (a) maintain and keep the Assets in as good repair and condition as at present, except for ordinary wear and tear and damage due to casualty covered by insurance, (b) perform all of the obligations under leases, contracts and documents relating to or affecting the Assets, (c) use its reasonable efforts to maintain and preserve its business organization intact, to retain its present employees and to maintain substantially good relationships with those with which Seller has contracts or contacts and (d) substantially comply with and perform all obligations and duties imposed on it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities.

     8.02 Seller shall not directly or indirectly engage in transactions involving derivative instruments except for the purpose of balancing its books with respect to future commitments to purchase gas tied to future commitments to sell gas. In no event shall Seller engage in any form of speculative use of derivative instruments.

     8.03 Seller shall not without the prior written consent of Buyer, which consent will not be unreasonably withheld, make or agree to make any new agreement with an Affiliate.

     8.04 Seller or Members shall pay in full when due all taxes, rentals, royalties and operating and other costs and expenses attributable to the Assets and shall perform and discharge all obligations relating to the Assets based upon the occurrence of events or the existence of conditions prior to the Closing.

     8.05 Seller and Members shall permit Buyer and its authorized employees, agents, accountants, legal counsel and other representatives to have the right but not the obligation to have access to the books, records, plant, properties and offices of Seller during normal working hours reasonably requested by Buyer at such place or places designated by Seller and to permit Buyer to contact and meet with the officers, managers and employees of Seller at such place or places and at such times as Seller reasonably may designate and as Buyer from time to time reasonably may request.

     8.06 Buyer shall do all such things, perform all such acts, execute all such documents and hold all such meetings as may be necessary or required to enable Buyer to perform it obligations under this Agreement.

     8.07 Seller and Members shall disclose to Buyer any third party inquires regarding an interest in the purchase of Seller's Assets.

                                   Section 9
                                   ---------

                   COVENANTS OF SELLER AND MEMBERS AND BUYER

     Seller and Members and Buyer covenant to each other as follows:

     9.01 Seller and Buyer will use their respective best efforts to cause the conditions precedent set forth in Section 16 applicable to such Party, to be fulfilled and satisfied as soon as practicable.

     9.02 Seller and Members and Buyer agree that the sale of the Assets is an occasional sale as distinguished from a sale conducted in the usual and regular course of business of either Seller or Buyer.

     9.03 If any of the Assets are damaged or destroyed in whole or in part prior to Closing, Seller or Members shall repair or replace such Assets as soon as reasonably practicable. Seller shall notify Buyer of any such damage or destruction as soon as reasonably practicable. If Seller or Members are unable to repair or replace such Assets to Buyer's satisfaction, Buyer shall be under
no obligation to Close.   For purposes of this section any action or inaction by
Seller or Members which causes a Contract to become invalid, void, or breached shall be considered a damage.


                                   Section 10
                                   ----------

                               ACTIONS AT CLOSING

10.01 At the Closing, the following actions shall be taken, each being deemed to occur simultaneously with all others:

     (a) Seller and Members shall cause to be executed and delivered to Buyer releases and termination statements properly releasing all liens, security interests and encumbrances burdening the Assets, in a form suitable for recording in the jurisdictions where the Assets are located.

     (b) Except as provided for in Section 2.04, Seller and Members shall cause to be executed and delivered to Buyer all consents, authorizations and approvals of third persons required in connection with the sale, transfer and assignment of the Assets.

     (c) Seller shall deliver to Buyer evidence that it is a limited liability company in good standing in all jurisdictions in which it is authorized to do business.

     (d) Seller shall execute and deliver to Buyer an Assignment and Bill of Sale in the attached form.

     (e) Seller and Members will execute and deliver to Buyer an affidavit stating to the best of Seller's and Members' knowledge there has been no material adverse change to the Assets since October 31,1995, to the best of Seller and Members's knowledge Seller and Members are not aware of any claim, demand, proceeding, suit or regulatory actions which could materially impact the value of the Assets, and to the best of Seller and Members's knowledge Seller and Members have complied in all material respects with the requirements of this Agreement.

     (f) Buyer shall pay to the Seller the Purchase Price less the Escrow as the same may be adjusted in accordance with this Agreement. Payment shall be by direct bank or wire transfer in same day funds to Seller or Seller's account or accounts as specified by Seller in writing at least five business days prior to the Closing.

     (g) Seller shall provide to Buyer proof of continuing COBRA coverage to be in effect for a period of 18 months following the Closing.


                                   Section 11
                                   ----------

                               FURTHER ASSURANCES

     11.01 Each Party shall, from time to time after Closing at the request of the other Party, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such other action as the Party making the request may require more effectively to transfer, convey and assign to and vest in Buyer, all right, interest and title to the Assets.

     11.02 Each Party shall cooperate with the other in making any regulatory filings, or responding to a regulatory agency, in connection with carrying out the intents and purposes of this Agreement.

     11.03 Any Party may at its own expense during normal working hours audit another Party's accounting books and records for any item pertinent to an adjustment to the Purchase Price for a period of one year after Closing.

     11.04 Buyer shall provide Seller and Members with reasonable access in Tulsa to the Books and Records to the extent reasonably necessary for Seller and Members to prepare taxes or other reporting requirements pertinent to Seller's operations.

                                   Section 12
                                   ----------

                                INDEMNIFICATION

     12.01 Seller and Members shall indemnify and hold harmless Buyer and its Affiliates, and their directors, officers, employees, agents and representatives from and against:

     (a) Any and all liabilities, claims, demands, losses, damages, costs, expenses and deficiencies incurred as a result of or arising out of any misrepresentation, breach of or nonfulfillment of any representation, covenant or agreement on the part of Seller and Members under this Agreement, or from any misrepresentation in or omission from a Schedule, Exhibit, certificate, agreement or other instrument furnished to Buyer by Seller and Members pursuant to this Agreement and any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, costs and other expenses (including, without limitation, reasonable audit and legal fees) incident to any of the foregoing or the enforcement of this indemnification;

     (b) Except as provided for in Section 5, any and all liabilities, claims, demands, losses, damages, costs, expenses and deficiencies incurred as a result of or arising out of the use and ownership by Seller of the Assets prior to the Closing including Taxes;

     (c) With respect to all Contracts and Leases any and all liabilities, claims, losses, damages, costs, expenses and deficiencies as a result of or arising by a party's claim that the assignment of the Contract or Lease to Buyer is invalid; and

     (d) Against any liability not expressly assumed by Buyer under this Agreement;

     (e)    Seller's failure to comply with any applicable Bulk Transfer Law;

     12.02 Buyer shall indemnify, defend and hold harmless Seller and Members against and in respect of:

     (a) Any and all liabilities, claims, demands, losses, damages, costs, expenses and deficiencies incurred as the result of or arising out of any misrepresentation, breach of or nonfulfillment of any representation, covenant or agreement on the part of Buyer under this Agreement or from any misrepresentation or omission from any Schedule, Exhibit, certificate, agreement or other instrument furnished to Seller and Members by Buyer pursuant to this Agreement, and any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, costs and other expenses (including, without limitation, reasonable audit and legal fees) incident to any of the foregoing or the enforcement of this indemnification;

     (b) Any and all liabilities, claims, demands, losses, damages, costs, expenses and deficiencies incurred as a result of or arising out of the use and ownership by Buyer of the Assets after the Closing.

     (c) InterCoast Energy Company hereby agrees to guarantee the full and timely performance of the covenants, agreements, and indemnities of Buyer herein pursuant to this Section 12.

                                   Section 13
                                   ----------

                          NOTICE, DEFENSE AND PAYMENT.

     The Parties agree as follows:

     13.01 Promptly following the receipt by the Buyer of any claim, demand, action or suit, loss, cost, damage or expense, for which Seller or Members are obligated under the indemnification provisions ("Action"), Buyer shall give written notice of such Action to Seller and Members accompanied by copies of any written documentation with respect thereto received by Buyer specifying the nature of such claim or demand and the amount or estimated amount thereof and stating the basis upon which indemnification is being sought pursuant to this Agreement. Following receipt of notice of an Action by Seller or Members, Seller or Members shall notify Buyer in the same manner. Such notice shall constitute a claim for indemnification hereunder ("Claim").

     13.02 Seller, Members or Buyer, as the case may be, shall have the right at its option, to compromise or defend, at its own expense and with its own counsel, any Action with respect to which they receive a Claim. The Party making the Claim shall have the right, at its option, to participate in the settlement or defense of any such Action, with its own counsel and at its own expense, but the recipient of the Claim shall have the right to control such settlement or defense. The Parties agree to cooperate in any such defense or settlement and to give each other reasonable access to all information relevant thereto. (The Parties will take all prudent actions to preserve the attorney-client privilege and the work-product privilege. However, the Parties need not make disclosures that will likely result in the loss of such privileges). The Parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party. In the event that the recipient of a Claim fails to notify the Party making the Claim of its intent to take any action within 15 days after receipt of a Claim, the Party making the Claim without waiving any rights to indemnification hereunder may defend such Action and shall have the right to enter into any good faith settlement thereof without the prior written consent from the recipient of the Claim.

     13.03 Each Party shall pay promptly to the other Party the amount of any properly indemnifiable claim made hereunder. In the event that the indemnifying Party fails to pay and discharge promptly any such claim, the indemnified Party shall have the right, notwithstanding any other rights that it may have against the indemnifying Party or any other person, firm or corporation, to offset the unpaid amount of any such claim against any payments otherwise due from the indemnified Party to the Indemnifying Party hereunder.


                                 Section 14
                                 ----------

             SURVIVAL OF REPRESENTATIONS, COVENANTS AND AGREEMENTS

     14.01 All representations, covenants and agreements made by Seller and Members and Buyer in this Agreement or in any Schedule, Exhibit or other instrument required to be delivered hereunder or entered into pursuant hereto, and all claims arising from a breach of any representatives, covenants, and agreements or obligations shall survive the Closing in accordance with the Statute of Limitations for bringing a breach of contract claim under Oklahoma law.


                                   Section 15
                                   ----------

                                   EMPLOYEES

     15.01 While it is Buyer's present intent to hire all of Seller's present Employees, except as noted in Section 16 , Seller and Members understands that Buyer is not obligated to hire any of Seller's present Employees. Further, Buyer will not be required to continue to employ any Employee. Except as noted in Section 16, Employees when employed by Buyer shall be deemed to be employees "at will" and may be terminated at any time and for any reason.

     15.02 Seller and Members shall retain all liabilities and obligations with respect to Employees and Former Employees arising prior to the Closing. Such obligation shall include but not be limited to Seller and Members retention of all liabilities and obligations under Section 4980B of the Internal Revenue Service Code with respect to the continuation health care coverage of retired Employee with respect to qualifying events occurring under such Section on or before the Closing.

     15.03 Seller shall be required to work cooperatively with Buyer to ensure COBRA benefits are available to all Employees hired by Buyer until such time as Buyer can develop its own benefit program for Employees.

     15.04 Buyer shall not assume and shall not be responsible for, and Seller and Members shall retain and be responsible for, all liabilities and obligations of Seller for Former Employee medical, life, pension and any and all other benefits of Former Employees under any Seller Employee benefits plan.

     15.05 Nothing herein shall prevent Buyer's right to terminate, amend, modify or discontinue, at any time, any employee benefit plan or arrangement for the benefit of Buyer's Employees, whether the foregoing are in existence on the date of the Agreement or hereafter established; provided, however, that no such termination, amendment, modification or discontinuance shall relieve Buyer of any severance or other employee benefit liabilities assumed under this Agreement.

     15.06 For any and all of Seller's Employees hired by Buyer, Buyer will permit such Employees to carry over all of their unused vacation that had been earned under Seller's vacation policies as of the Closing. Buyer will permit Employees to take such vacation following the Closing, provided it is scheduled consistent with Buyer's vacation policy. Buyer will give each Employee full credit for unused sick leave days earned as of the Closing under Seller's sick leave policy and will permit each Employee to use such sick leave days after the Closing in the same manner as sick leave days are available to Buyer's employees under Buyer's sick leave policy. The costs for accrued benefits which Employees take after the Effective Date shall be born by Seller and Members. Buyer shall be entitled to recover such costs from the Escrow as described in Section 3. Seller shall prepare Schedule G identifying for each Employee, the start date, unused vacation and accrued sick leave. For purposes of this Section any unused sick leave or vacation will be terminated as of December 31, 1995.

     15.07 Pursuant to standard procedure, Seller will prepare and distribute Forms W-2 to Employees for compensation through the Closing and Buyer will prepare and distribute Forms W-2 to Employees for compensation paid after the Closing.

                                   Section 16
                                   ----------

                              CONDITIONS PRECEDENT

     The following are the respective conditions precedent of the Parties:

     16.01 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the performance of the following conditions or waiver thereof by Buyer:

     (a) Representations and Warranties True at Closing. The representations and warranties of Seller and Members contained in the Agreement, or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transaction contemplated hereby are true and complete.

     (b) Compliance with Agreement. On and as of the Closing, Seller and Members shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or at Closing.

     (c) Material Adverse Change. Subsequent to the execution of this Agreement through the Closing, there shall not have been any material adverse change in, or other event or condition of any character which in any one case or in the aggregate has materially adversely affected the Assets.

     (d) Consents. All approvals, consents, permits or licenses from any governmental authority or regulatory body or agency having appropriate jurisdiction for the consummation of the transaction contemplated by this Agreement under applicable laws, rules or regulations shall have been obtained by and shall be effective at the time of Closing.

     (e) No Injunction. On the Closing no governmental agency shall have instituted or given notice of its intent to institute any suit, action or legal or administrative proceeding to restrain, enjoin or otherwise question the validity of the transaction contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

     (f) Employees. On or prior to the Closing Buyer shall have received satisfactory assurances that Bill Queen, L. Jamey Langston, and any other Employee designated by Buyer as a key employee within 10 days of Closing have agreed to work for Buyer and that all Seller Employee benefit matters have been resolved satisfactorily to Buyer. Buyer shall notify Seller of any key employee designations in writing.

     (g) Other Due Diligence. On or prior to the Closing, Buyer shall have completed and be satisfied with such other due diligence as Buyer may elect to undertake.

     (h) Akers Transportation Agreement. On or prior to the Closing Buyer shall have entered into a satisfactory gas transportation agreement with Seller governing the price and terms and conditions for the transportation of natural gas on the Akers gas gathering system to the interconnection with the Northern Natural Gas pipeline.

     16.02 The obligations of Seller and Members to consummate the transaction contemplated by this Agreement are subject to the performance of the following conditions or waiver thereof by Seller and Members:

     (a) Representations and Warranties True at Closing. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transaction contemplated hereby were true and complete when made, and shall be true on and as of the Closing as though such representations and warranties were made at and as of such date.

     (b) Compliance With Agreement. On and as of the Closing, Buyer shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to or at Closing.

     (e) Consents. All approvals, consents, permits or licenses from any governmental authority or regulatory body or agency having appropriate jurisdiction for the consummation of the transaction contemplated by this Agreement under applicable laws, rules or regulations shall have been obtained by and shall be effective at the time of Closing.

     (f) No Injunction. On the Closing no governmental agency shall have instituted or given notice of its intent to institute any suit, action or legal or administrative proceeding to restrain, enjoin or otherwise question the validity of the transaction contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

     (g) Seller shall have entered into an agreement acceptable to Seller's bank and Buyer which gives Buyer exclusive control over Seller's bank account used for the receipt of all funds received in the ordinary course of business.


                                   Section 17
                                   ----------

                           THIRD PARTY BENEFICIARIES

     17.01 This Agreement is only for the benefit of the Parties and their respective successors and assigns and is not intended nor does it provide that any person not a Party be entitled to any, direct or indirect, express or implied, rights or benefits hereunder. Except as provided in Section 17.02, nothing herein shall act to creat any liability or obligation on the part of the Members in favor or of any third party.

     17.02 Liabilities and contingent liabilities of Seller and Members to Buyer cannot be assigned by Buyer to a third party unless such assignee or successor is a successor to all, or a substantial portion, of the Assets Buyer obtained from Seller.

                                  Section 18
                                  ----------

                                 MISCELLANEOUS

     The Parties agree as follows:

     18.01 All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally, telefaxed with receipt acknowledged, mailed by registered or certified mail return receipt requested, or delivered by a recognized commercial courier to the Party at the Party's last address designated in writing. Prior to Closing any and all Notices from Buyer to Seller and Members shall be sent to:

                         GED Gas Services, L.L.C.
                         7666 E.  61st Street, Suite 370
                         Tulsa, OK 74133
                         Attn.: Bill Queen

                         Telephone (918) 254-1531
                         Facsimile (918) 254-6903

Subsequent to Closing any and all Notices from Buyer to Seller and Members shall be sent to Kevin J. Sullivan at the following two addresses:

     c/o Mysock & Chevaillier                2131 Palomar Airport Road, #306
     2021 S.  Lewis, Suite 700               Carlsbad, CA 92099
     Tulsa, OK 74104


In addition Buyer shall send notices to:

                         John Nikkel
                         Unit Corp.
                         P.O. Box 702500
                         Tulsa, OK 74170


Buyer shall in good faith good send notices to the three addresses listed above. However, failure by the Members to receive such notices at any address other than at Mysock & Chevaillier shall not be considered a breach of this Agreement as long as Buyer can demonstrate that it had made a reasonable effort to contact the Members in writing.

For purposes of this Agreement, Buyer's address is:

                         GED Energy Services, Inc.
                         666 Grand Ave.
                         Suite 2600
                         Des Moines, IA 50303
                         Attn.: Norm Foreman

                         Telephone: (515) 281-2649
                         Facsimile: (515) 281-2312

     18.02 This Agreement, including the Schedules and Exhibits, shall not be amended or modified except as agreed to in writing signed by or on behalf of the Parties.

     18.03 Except as otherwise specifically provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma without regard to principles of conflict of law.

     18.04 Buyer shall not assign any of its rights or obligations under this Agreement to any party without the prior written consent of Seller, nor shall Seller assign any rights or obligations under this Agreement without Buyer's prior written consent. Nothing contained in this Agreement shall limit Buyer's ability to assign any of its rights or obligations under this Agreement to an Affiliate subsequent to Closing.

     18.05 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18.06 If any of the provisions of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provisions of this Agreement except those which the invalidated or unenforceable provision comprises an integral part of or is otherwise clearly inseparable from. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or enforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

     18.07 This Agreement, which includes the Schedules and Exhibits, contains the entire agreement between the Parties hereto with respect to the transaction contemplated herein and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the Parties' understandings which have not been incorporated into this Agreement and the Schedules or Attachment referenced herein.

     18.08 No waiver by any Party, whether express or implied, of any right under any provision of this Agreement shall constitute a waiver of such Party's right at any other time or a waiver of such Party's rights under any other provision of this Agreement unless it is made in writing and signed by an officer of the Party waiving the condition. No failure by any Party to take any action with respect to any breach of this Agreement or default by the other Party shall constitute a waiver of the former Party's right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach of default by such other Party.

     18.9 Notwithstanding any other provisions hereof, this Agreement shall terminate upon the occurrence of any of the following events:

     (a)    The mutual written consent of Seller and Members and Buyer;

     (b) Upon written notice by any Party, should Closing fail to occur on or before December 15, 1995, or such later date as provided herein, provided, however, that (a) the right to terminate this Agreement under this Section shall not be available to a Party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date and (c) any termination pursuant to this Section shall not relieve either Party of any liability to the other Party for its willful breach of the provisions hereof occurring before such termination, it being understood and agreed that, if all of the conditions to a Party's obligations set forth in Section 16 have been satisfied or waived on or by the Closing, the failure of such Party to perform such of its obligations as would be required to close on such date shall be deemed to be a willful breach by such Party;

     (c) By Buyer if the conditions precedent to its obligations to consummate the transaction contemplated by this Agreement set forth in Section 16 have not been satisfied or waived by it or if any permanent injunction or other final order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of such transactions shall be in effect; or

     (d) By Seller and Members if the conditions precedent to its obligations to consummate the transaction contemplated by this Agreement set forth in
Section 16 have not been satisfied or waived by it or if any permanent injunction or other final order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of such transactions shall be in effect.

     18.10 If either the Seller and Members or Buyer terminates this Agreement as provided in the foregoing Section, this Agreement will forthwith become void, and there will be no liability or obligation on the part of Buyer or Seller and Members or their officers or directors except as set forth elsewhere in this Agreement, and except to the extent such termination or any purported termination results from the willful breach by a Party of any of its representations, covenants or agreements in this Agreement, whereupon the non-breaching Party shall be entitled to equitable relief, injunctive relief and specific performance, as well as all other remedies available at law or in equity.

     18.11 If any Party institutes litigation against any other Party alleging that such other Party has breached this Agreement, the non-prevailing Party or Parties (whether plaintiff or defendant) in such action shall reimburse the prevailing Party or Parties for the prevailing Party or Parties' reasonable attorneys' fees, witness fees, court costs and all other reasonable costs in connection with such litigation.

     18.12 All fees, costs and expenses incurred by any Party in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation , legal, and accounting fees, costs and expenses.

     18.13 The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly and agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

     18.14 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Any such assignment shall not constitute a novation.

     18.15 Seller and Buyer acknowledge that the sale and assignment of the Assets pursuant to this Agreement does not include nor constitute a sale of securities. The sale and assignment are intended to be strictly a sale of assets only. There is no other consideration being acquired or purchased by Buyer from Seller or any third party relating to the Assets. The asset sale and assignment structure was organized, requested and presented to Seller by Buyer. Buyer has the capability to independently manage the Assets it is purchasing.

     Buyer represents that it has such knowledge and experience in business and financial matters and financial matters to be capable of evaluating the merits and risks of purchasing the Assets.

                                   Section 19
                                   ----------

                                 ANNOUNCEMENTS

     19.01 Seller and Members shall make no public disclosure regarding the Purchase Price without the advanced written consent of the Buyer.

     19.02 Seller and Members shall issue no press releases or other similar public pronouncements concerning the details of the Agreement without the advanced written approval of Buyer. This provision shall not, however, limit disclosures to third parties to the extent necessary to fulfill the terms and conditions of this Agreement.

                                   ARTICLE 20
                                   ----------

               SELLER AND MEMBERS' OBLIGATIONS AFTER THE CLOSING

     20.1 For a period of one year following the Closing, Seller and Members will take no actions that impair the goodwill, business reputation, employee relations and prospects connected with the Assets. In furtherance, but not in limitation to this general obligation Seller and Members agree that for a period of one (1) year after the Closing, they will not: a) solicit for hire, nor agree to employ directly or indirectly, any Employee of Seller hired by Buyer; b) solicit, divert or take away any current and active Customer or Supplier of Buyer; and c) not in any manner interfere with the employment relationship of any Employee of Buyer. The restrictions in this paragraph are specifically limited to those enterprises and those employees of Buyer that relate to business activities of Buyer that are acquired from Seller herein. Notwithstanding this limitation any Member shall be permitted to develop the Butler Gas Gathering System project.

     20.2 Notwithstanding the one year limitation described above, no Member shall be permitted to retain or utilize any Seller customer list, supplier list, or other non-public records for any business purpose without the advanced written permission of Buyer.

     IN WITNESS WHEREOF, the Parties hereto have entered into the Agreement as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the date first above mentioned:

BUYER:                                       SELLER:
GED Energy Services, Inc.                    GED Gas Services, L.L.C.

By: /s/Norman R. Foreman                     By: /s/ Alan J. Fuller
   ------------------------------               ------------------------------
    Norman R. Foreman, President

                                             Unit Corporation

                                             By: /s/ J.D. Nichols
                                                ------------------------------

InterCoast Energy Company                    Kevin J. Sullivan, as Trustee
                                             of the Karen S. Sullivan Trust
                                             dated June 9, 1992

                                             By: /s/ Kevin J. Sullivan
By: /s/ Norman R. Foreman                       ------------------------------
   -----------------------------
    Norman R. Foreman,
    Vice President                           Robert L. Bayless

                                             By: /s/ Robert L. Bayless
                                                ------------------------------

                                             Bill A. Queen

                                             By: /s/ Bill Queen
                                                ------------------------------

                                             Burt B. Holmes

                                             By: /s/ Burt B. Holmes
                                                ------------------------------

                                             Kent Bogart

                                             By: /s/ Kent Bogart
                                                ------------------------------

        The following schedules have been omitted, and the Registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon its request:

        Exhibits
        --------
        A               Gas Contracts
        B               Property & Equipment List
        C               Maintenance Agreements
        D               October 31, 1995, Financial Statements
        E               October 31, 1995, Imbalance Detail
        F               Post Closing Adjustment Schedule
        G               Employee Census